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                                  EXHIBIT 23.5


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                         INDEPENDENT AUDITORS' CONSENT



          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eastern Environmental Services, Inc. of our report dated August 19, 1996 on the financial statements of Allied Environmental Services, Inc., Allied Mid-Atlantic Inc., Allied Waste Management, Inc., & Allied Environmental Services West, Inc., appearing in Amendment No. 1 to the Current Report on Form 8-K of Eastern Environmental Services, Inc. dated July 2, 1996 (filed with the Commission on September 16, 1996).



                                 /s/ B.J. Klinger & Co., P.C.
                                 -------------------------------
                                 B.J. Klinger & Co., P.C.


Great Neck, New York
June 4, 1997


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